                                                               Exhibit-(e)(ii)

                               AMENDED SCHEDULE A
                          TO THE DISTRIBUTION AGREEMENT
                         BETWEEN SCHWAB INVESTMENTS AND
                           CHARLES SCHWAB & CO., INC.


FUND                                                      FUND EFFECTIVE DATE
----                                                      -------------------

Schwab 1000 Fund                                          April 2, 1991

Schwab Short-Term Bond Market Fund
   (Formerly known as Schwab Short-Term
   Bond Market Index Fund; and
   Schwab Short/Intermediate
   Government Bond Fund)                                  November 4, 1991


Schwab California Long-Term Tax-Free                      February 20, 1992
   Bond Fund

Schwab Long-Term Tax-Free Bond Fund                       July 30, 1992

Schwab Short/Intermediate Tax-Free                        March 1, 1993
   Bond Fund

Schwab Total Bond Market Fund
   (Formerly known as Schwab Total Bond
   Market Index Fund; and Schwab
   Long-Term Government Bond Fund)                        March 1, 1993


Schwab California Short/Intermediate                      March 1, 1993
   Tax-Free Bond Fund

Schwab YieldPlus Fund                                     July 21, 1999

Schwab GNMA Fund                                          January 27, 2003

Schwab California Tax-Free YieldPlus Fund                 November 15, 2004

Schwab Tax-Free YieldPlus Fund                            November 15, 2004

Schwab Inflation Protected Fund                           January 21, 2006

Schwab Global Real Estate Fund                            February 28, 2007

                                          SCHWAB INVESTMENTS

                                          By:
                                                  -------------------
                                          Name:   Kimon Daifotis
                                          Title:  Senior Vice President and
                                                  Chief Investment Officer


                                          CHARLES SCHWAB & CO., INC.

                                          By:
                                                  -------------------
                                          Name:   Fred Potts
                                          Title:  Senior Vice President